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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.   20549

                        ____________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) October 13, 1999
                                                       ----------------------
                                                       (September 30, 1999)

                              ACTIVISION, INC.
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             (Exact Name of Registrant as Specified in Charter)


            Delaware                   0-12699               94-2606438
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  (State or Other Jurisdiction       (Commission            (IRS Employer
        of Incorporation)           File Number)         Identification No.)

        3100 Ocean Park Blvd., Santa Monica, CA                 90405
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       (Address of Principal Executive Offices)              (Zip Code)

      Registrant's telephone number, including area code (310) 255-2000
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        (Former Name or Former Address, if Changed Since Last Report)

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
Item 5.  Other Events.

     Activision, Inc., a Delaware corporation ("Activision" or the "Company"), and JCM Productions, Inc. dba Neversoft Entertainment
("Neversoft"), a California corporation, entered into an Agreement and Plan of Reorganization on September 30, 1999, whereby Neversoft Entertainment, Inc., a Delaware corporation and wholly owned subsidiary of Activision, would merge with and into Neversoft. Neversoft was a privately held console software developer based in Los Angeles, California.

     Pursuant to the merger, which was completed on September 30, 1999, Neversoft became a wholly owned subsidiary of Activision and Neversoft shareholders received approximately 700,000 shares of Common Stock of Activision. The merger was effected as a tax-free reorganization and will be accounted for as a pooling of interests.

     The shares of Common Stock were issued to the holders of Neversoft capital stock pursuant to an exemption from registration under the Securities Act of 1933, as amended. The Company is required to use its reasonable best efforts to file with the Securities and Exchange Commission, as soon as practicable, a registration statement covering such shares for resale by the holders thereof. A portion of the shares of Common Stock issued to the Neversoft stockholders are held in escrow subject to a warranty escrow agreement to satisfy potential warranty claims.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 Press release issued by Activision dated October 4, 1999, announcing the acquisition of Neversoft.


                                 SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 1999


                              ACTIVISION, INC.

                              By: /s/ Lawrence Goldberg
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                                Name:  Lawrence Goldberg
                                Title: Executive Vice President